Exhibit 10.10

SHARE SUBSCRIPTION AGREEMENT

between

ECMOHO LIMITED,

and

EACH OF THE INVESTORS LISTED ON EXHIBIT A HERETO

Dated as of August 7, 2018

i

ARTICLE VI

MISCELLANEOUS

6.1	Amendment; Waiver	8
6.2	Expenses	9
6.3	Counterparts	9
6.4	Governing Law and Venue; Specific Performance	9
6.5	Notices	10
6.6	Entire Agreement	10
6.7	Confidentiality	11
6.8	No Third-Party Beneficiaries	12
6.9	Severability	12
6.10	Interpretation; Construction	12
6.11	Assignment	13
6.12	Fulfillment of Obligations	13

Exhibit A: Schedule of Investors

Exhibit B: Form of Investors Rights Agreement

ii

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (including the exhibits hereto, this “Agreement”), dated as of August 7, 2018, is made between ECMOHO Limited (the “Company”), an exempted company incorporated under the laws of the Cayman Islands and each of the investors listed on Exhibit A attached to this Agreement (each an “Investor” and together the “Investors”).

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to issue and sell to each Investor, and each Investor desires to subscribe for from the Company, that number of Class A-1 Ordinary Shares, US$0.00001 par value per share, and that number of Class A-2 Ordinary Shares, US$0.00001 par value per share, of the Company as set forth opposite each Investor’s name on Exhibit A (the “Transaction”). The shares of Class A-1 Ordinary Shares and Class A-2 Ordinary Shares issued to the Investors pursuant to this Agreement shall be referred to in this Agreement as the “Subscribed Shares”); and

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION OF SHARES

1.1    Subscription of Shares. Subject to the terms and conditions of this Agreement, at the Closing, each Investor agrees to subscribe for, and the Company agrees to issue and sell to each Investor, that number of Class A-1 Ordinary Shares and Class A-2 Ordinary Shares as set forth opposite such Investor’s name on Exhibit A.

1.2    Closing; Delivery.

(a)    The closing of the Transaction (the “Closing”) shall take place remotely via the electronic exchange of signatures at 10:00 A.M. Hong Kong time on the second business day following the satisfaction or waiver of the last condition set forth in Article IV or Article V to be satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions, or on such other date and at such other time or place as the parties hereto mutually agree (such date, the “Closing Date”).

(b)    At Closing, the Company shall deliver to each Investor evidence that the Company has made appropriate book-entry notations reflecting the Class A-1 Ordinary Shares and Class A-2 Ordinary Shares being subscribed for by such Investor at the Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3    Defined Terms Used in this Agreement. The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

(b)    “Agreement” has the meaning set forth in the Preamble.

(c)    “Arbitration Rules” has the meaning set forth in Section 6.4(b).

(d)    “Arbitrator” has the meaning set forth in Section 6.4(b).

(e)    “Authorization” and collectively, “Authorizations”, mean any consents, registrations, approvals, permits, clearances or authorizations.

(f)    “Board of Directors” means the board of directors of the Company.

(g)    “Business Day” means a day (other than a Saturday or Sunday or public holiday) on which banks are open for general corporate business in each of Shanghai, People’s Republic of China; George Town, Cayman Islands; Hong Kong; and New York, New York, United States of America.

(h)    “Class A Ordinary Shares” means a class A ordinary share in the capital of the Company, par value of US$0.00001 per share.

(i)    “Class A-1 Ordinary Shares” means a class A-1 ordinary share in the capital of the Company, par value of US$0.00001 per share.

(j)    “Class A-2 Ordinary Shares” means a class A-2 ordinary share in the capital of the Company, par value of US$0.00001 per share.

(k)    “Class B Ordinary Shares” means a class B ordinary share in the capital of the Company, par value of US$0.00001 per share.

(l)    “Closing” has the meaning set forth in Section 1.2(a).

(m)    “Closing Date” has the meaning set forth in Section 1.2(a).

(n)    “Code” means the United States Internal Revenue Code of 1986, as amended.

(o)    “Company” has the meaning set forth in the Preamble.

(p)    “Confidential Information” has the meaning set forth in Section 6.7(a).

(q)    “Constitutive Documents” means, with respect to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, by-laws, trust deed, trust instrument or equivalent documents, in each case as amended.

(r)    “Filing” and collectively, “Filings”, mean notices, reports, applications, forms, expert opinions or other filings or information.

(s)    “Governmental Entity” and collectively, “Governmental Entities”, means any governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

(t)    “HKIAC” means the Hong Kong International Arbitration Centre.

(u)    “Investor” and collectively, “Investors”, have the meaning set forth in the Preamble.

(v)    “Investors Rights Agreement” means the agreement among the Company, the Investors and certain other shareholders of the Company, dated as of the date of the Closing Date, in the form of Exhibit B attached to this Agreement.

(w)    “Knowledge”, including the phrase “to the Company’s knowledge”, shall mean the actual knowledge of the following officers: the chief executive officer of the Company.

(x)    “Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

(y)    “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations; provided, however, that in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute a Material Adverse Effect: (i) any change resulting from the execution or delivery of this Agreement or the Investors Rights Agreement, the consummation of the Transaction or the announcement or other publicity with respect to the foregoing, (ii) any legal, regulatory or other change affecting any of the industries, industry sectors or geographic sectors (including, for the avoidance of doubt, the PRC) in which the Company operates, (iii) any change or prospective change in law or accounting standards or interpretations or the enforcement thereof applicable to the Company, (iv) any change in domestic or foreign economic, political, demographic or business conditions or financial, credit, debt or securities market conditions generally, (v) any change that results from (A) acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions, cyberwarfare, other armed conflicts or the escalation of any of the foregoing, (B) any hurricane, super storm, flood, tornado, earthquake or other natural disaster, (C) any pandemic, (D) environmental change, or (E) any other force majeure event, or (vi) any failure by the Company to meet any internal or public projections, budgets, forecasts, plans or guidance.

(z)    “Ordinary Shares” means the ordinary shares of the Company, including the Class A Ordinary Shares and the Class B Ordinary Shares.

(aa)    “Party” and collectively, “Parties”, mean the signatories to this Agreement.

(bb)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(cc)    “PRC” means the People’s Republic of China but, solely for purposes of this Agreement and the other Transaction Agreements, does not include Hong Kong, the Special Administrative Region of Macau and the territory of Taiwan.

(dd)    “Preferred Shares” means the preferred shares of the Company.

(ee)    “Representatives” means a director, officer, employee, shareholder, partner, member, accountant, agent, counsel and other representatives of a specified Person.

(ff)    “SEC” means the U.S. Securities and Exchange Commission.

(gg)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(hh)    “Series A Preferred Shares” means the preferred shares of the Company designated as series A.

(ii)    “Share Plan” means the 2018 Employee Share Option Plan duly adopted by the Board of Directors and approved by the Company.

(jj)    “Subscribed Shares” has the meaning set forth in the Recitals.

(kk)    “Transaction” has the meaning set forth in the Recitals.

(ll)    “Transaction Agreements” means this Agreement and the Investors Rights Agreement.

(mm)    “U.S. Dollars” or “US$” means United States dollars, the lawful currency of the United States of America.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor that the following representations are true and complete as of the date hereof, except as otherwise indicated:

2.1    Organization, Good Standing, Corporate Power and Qualification. The Company is duly organized and validly existing under the laws of the Cayman Islands and in good standing and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Constitutive Documents of the Company are in full force and effect under, and in compliance with, the laws of the Cayman Islands.

2.2    Capitalization.

(a)    The authorized capital of the Company consists, as of the date hereof, of:

(i)    9,519,000 shares of Class A-1 Ordinary Shares, none of which are issued and outstanding immediately prior to the Closing.

(ii)    13,663,700 shares of Class A-2 Ordinary Shares, none of which issued and outstanding immediately prior to the Closing.

(iii)    4,880,496,457 shares of Class A Ordinary Shares, 15,531,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Class A Ordinary Shares have been duly authorized, are fully paid and nonassessable.

(iv)    75,150,400 shares of Class B ordinary shares, 75,150,400 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Class B Ordinary Shares have been duly authorized, are fully paid and nonassessable.

(v)    21,170,443 shares of Preferred Shares, of which 21,170,443 shares have been designated Series A Preferred Shares, of which none are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Series A Preferred Shares are as stated in the memorandum and articles of association of the Company and as provided by the laws of the Cayman Islands.

(b)    Except for (i) the conversion privileges of the Preferred Sale Shares, (ii) the right of first offer provided in the Investors Rights Agreement, (iii) the Ordinary Shares reserved for issuance under the Share Plan, and (iv) as contemplated hereby and by the Memorandum and Articles, there are no options, warrants, conversion privileges, agreements or rights of any kind with respect to the issuance or purchase of the shares of the Company. Apart from the exceptions noted in this Section 2.2(b) and the Investors Rights Agreement, the Company is not a party to any contract that would subject the shares (including the Preferred Sale Shares) of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, to any preemptive rights, rights of first refusal or other rights of any kind to purchase such shares (whether in favor of the Company or any other Person). The Company will reserve 11,386,410 shares of Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Share Plan, among which no shares have been issued as of the date hereof. No arrangement or provision of the Share Plan and agreements with the management and employees of entities in the PRC relating to the Share Plan will violate any applicable laws of the PRC.

2.3    Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Subscribed Shares at the Closing, has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws.

2.4    Valid Issuance of Shares. The Subscribed Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable securities laws of the United States of America or the Cayman Islands and Liens created by or imposed by an Investor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants to the Company, severally and not jointly, that:

3.1    Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2    Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Subscribed Shares to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.

3.3    Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Subscribed Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article II of this Agreement or the right of the Investors to rely thereon.

3.4    Restricted Securities. The Investor understands that the Subscribed Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Subscribed Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Subscribed Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Subscribed Shares for resale except as set forth in the Investors’ Rights Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Subscribed Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation, and may not be able, to satisfy.

3.5    No Public Market. The Investor understands that no public market now exists for the Subscribed Shares, and that the Company has made no assurances that a public market will ever exist for the Subscribed Shares.

3.6    Legends. The Investor understands that the Subscribed Shares and any securities issued in respect of or exchange for the Subscribed Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)    Any legend set forth in, or required by, the other Transaction Agreements.

(b)    Any legend required by the securities laws of any state to the extent such laws are applicable to the Subscribed Shares represented by the certificate, instrument, or book entry so legended.

3.7    Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8    Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subscribed Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Subscribed Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subscribed Shares. The Investor’s subscription for and continued beneficial ownership of the Subscribed Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.9    No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder, (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Subscribed Shares.

3.10    Exculpation Among Investors. The Investor acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares.

3.11    Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on Exhibit A.

ARTICLE IV

CONDITIONS TO THE INVESTORS’ OBLIGATIONS AT CLOSING

The obligations of each Investor to purchase Subscribed Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing Date.

4.2    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

4.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States of America or the Cayman Islands that are required in connection with the lawful issuance and sale of the Subscribed Shares pursuant to this Agreement shall be obtained and effective as of such Closing Date.

4.4    Investors Rights Agreement. The Company shall have executed and delivered the Investors Rights Agreement.

4.5    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each Investor (or its counsel) shall have received all such counterpart originals and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

ARTICLE V

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company to sell Subscribed Shares to the Investors at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1    Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true and correct in all material respects as of the Closing Date.

5.2    Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date.

5.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States of America or the Cayman Islands that are required in connection with the lawful issuance and sale of the Subscribed Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.

5.4    Investors Rights Agreement. Each of the Investor shall have executed and delivered the Investors Rights Agreement.

ARTICLE VI

MISCELLANEOUS

6.1    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against which the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

6.2    Expenses. Each Party shall bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transaction, including all fees and expenses of its respective Representatives.

6.3    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

6.4    Governing Law and Venue; Specific Performance.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b)    Subject to Section 6.4(c), any disputes, actions and proceedings against any Party arising out of or in any way relating to this Agreement shall be submitted to the HKIAC and resolved in accordance with the arbitration rules of the HKIAC (the “Arbitration Rules”) in force at the relevant time, except as such rules are modified or displaced by any of the provisions of this Agreement. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree to the joint nomination of an Arbitrator or the third Arbitrator, as applicable, within the time limits specified by the Arbitration Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties and, in the case of any award of monetary damages, shall be denominated in U.S. dollars. Any Party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)    Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 6.4, any Party may, to the extent permitted under the laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Agreement is governed by the laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, this Section 6.4(c) is only applicable to the seeking of interim injunctions and does not restrict the application of Section 6.4(d) in any way.

(d)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction, this being in addition to any other remedy to which such Party is entitled at law or in equity.

6.5    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to any other Party or Parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, e-mail or overnight courier:

If to any Investors, to the address listed in Exhibit A for such Investor.

If to the Company:

ECMOHO Limited

2F/3F, Xuhuiyuan Building No. 1000,

Tianyaoqiao Road, Xuhui District,

Shanghai, People’s Republic of China.

Attention: Richard Wei

e-mail: richard@ecmoho.com

(with a copy to:

Sullivan & Cromwell,

Level 32,

101 Collins Street,

Melbourne, Victoria 3000

Australia.

Attention: Robert Chu

fax: (+61-3) 9654-2422)

email: chur@sullcrom.com)

or to such other Persons or addresses as may be designated in writing by the Party to receive such notice. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally, three (3) Business Days after deposit in the mail if sent by registered or certified mail, or upon confirmation of successful transmission if sent by facsimile or e-mail; provided, that if given by facsimile or e-mail, such notice, request, instruction or other document shall be confirmed by the receiving party within one (1) Business Day of receipt by dispatch pursuant to one of the other methods described herein or on the next Business Day after deposit with an overnight courier.

6.6    Entire Agreement. This Agreement (including any exhibits and schedules hereto) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE INVESTOR NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE CONSUMMATION OF THE TRANSACTION, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER PARTY OR THE OTHER PARTY’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; PROVIDED, HOWEVER, THAT NONE OF THE FOREGOING SHALL OPERATE TO LIMIT THE LIABILITY OF ANY OTHER PERSON IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF FRAUD. NO PARTY SHALL BE BOUND BY, OR BE LIABLE FOR, ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENT OF INTENTION NOT CONTAINED HEREIN.

6.7    Confidentiality.

(a)    Each of the Parties shall, and shall cause its Affiliates and its and their respective Representatives to, keep confidential and not use or disclose any information provided by the other Party or the Company (whether oral, written or in any other form), which the other Party or the Company has provided prior to the date of this Agreement or may provide to the Investor subsequent to the date of this Agreement, and any information derived by the Investor from such information, including the existence and terms and conditions of this Agreement (collectively, the “Confidential Information”). Confidential Information shall not include information that:

(i)    is publicly available or becomes publicly available without the breach of any obligations of confidentiality by the receiving Party;

(ii)    was in possession of the receiving Party, having been acquired without the breach of any obligations of confidentiality, prior to it being furnished to the receiving Party; or

(iii)    was independently and lawfully acquired by the receiving Party without the breach of any obligations of confidentiality.

(b)    Each Party may disclose Confidential Information to its Affiliates and its and their respective Representatives subject to the condition that they:

(i)    need to know the Confidential Information for purposes of the activities contemplated by this Agreement;

(ii)    are informed of the confidential nature of the Confidential Information; and

(iii)    are bound by confidentiality obligations to the same extent as set forth in this Section 6.7.

(c)    If a Party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it shall provide the other Party with prompt prior written notice and may disclose only that portion of the Confidential Information that is legally required and shall exercise reasonable efforts to obtain assurance that confidential treatment shall be accorded to such Confidential Information; provided, that the failure to obtain such assurance of confidential treatment shall not limit or restrict any disclosures otherwise permitted under this Section 6.7. If a Party is required by applicable securities laws or rules or regulations of each stock exchange upon which the securities of a Party or the Company are listed or pursuant to a request by any other regulatory or Governmental Entity in any jurisdiction to disclose any of the Confidential Information, such Party shall as far as reasonably practicable, and to the extent permitted by law, make such disclosure only after prior consultation with the other Party and after giving the other Party a reasonable opportunity to comment on the proposed disclosure.

(d)    All Confidential Information provided by a Party shall be and shall remain the property of such Party or, as the case may be, the Company. Each Party shall, and shall cause its Affiliates and its and their respective Representatives to, subject to applicable Laws, within ten (10) days following a request by the other Party, return to such Party all Confidential Information and all reproductions of Confidential Information, or promptly destroy such Confidential Information or reproductions thereof in any form (except that if such Confidential Information or any reproduction thereof is in electronic form, a Party shall only be required to destroy such Confidential Information or any reproduction thereof to the extent permitted by applicable Laws and reasonably practicable) and deliver to the other Party a certificate signed by a senior officer of the receiving Party confirming compliance with this Section 6.7. In the case of such Confidential Information that is not returned or destroyed, the Investor shall continue to keep such information confidential pursuant to the terms of this Section 6.7 and shall not use such Confidential Information for purposes other than the compliance with such Laws.

6.8    No Third-Party Beneficiaries. Each Party hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Persons other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

6.9    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

6.10    Interpretation; Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an annex, exhibit, section or schedule, such reference shall be to an annex, exhibit, section or schedule to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.11    Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party, except that the Investor may assign any and all of its rights under this Agreement to one or more of its wholly-owned Subsidiaries (but no such assignment shall relieve the Investor of any of its obligations hereunder). Any purported assignment in violation of this Agreement is void.

6.12    Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

ECMOHO LIMITED

By:	/s/ ZENG QINGCHUN

Name:	ZENG QINGCHUN
(print)

Title:	Director

Address:

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

INVESTORS:

CID GREATER CHINA FUND V, L.P.
(Print Name of Investor)

By:	/s/ Steven C.Y. Chang

Name:	Steven C.Y. Chang
(print)

Title:	Director

Address:

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

INVESTORS:

STCH INVESTMENT, INC.
(Print Name of Investor)

By:	/s/ Steven C.Y. Chang

Name:	Steven C.Y. Chang
(print)

Title:	Director

Address:

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

INVESTORS:

SMART WARRIOR LIMITED
(Print Name of Investor)

By:	/s/ NG YUM FAI

Name:	NG YUM FAI
(print)

Title:	Director

Address:	Vistra Corporate Services Centre
Wickhams Cay II
Road Town
Tortola
VG1110
Virgin Islands, British

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

INVESTORS:

Canarywharf Capital Limited
(Print Name of Investor)

By:	/s/ YIJUN TANG

Name:	YIJUN TANG
(print)

Title:	Director

Address:	Coastal Building, Wickham’s Cay II,
P.O. Box 2221, Road Town, Tortola, British
Virgin

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Address of Investor	Number of Class A-1 Ordinary Shares	Price Per Class A-1 Ordinary Shares		Purchase Price
CID Greater China Fund V, L.P.	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands	4,759,500	US$	0.1709	US$	813,474

STCH Investment, Inc.	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands	4,759,500	US$	0.1709	US$	813,474

A-1

Investor	Address of Investor	Number of Class A-2 Ordinary Shares	Price Per Class A-2 Ordinary Shares		Purchase Price
CID Greater China Fund V, L.P.	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands	1,423,300	US$	0.1709	US$	243,263

STCH Investment Inc.	190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands	1,423,300	US$	0.1709	US$	243,263

Smart Warrior Limited	Vistra Corporate Services Centre, Wickham’s Cay II, Tortola, VG 1110, British Virgin Islands	5,693,200	US$	0.1709	US$	973,054

Canarywharf Capital Limited	Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	2,277,300	US$	0.1709	US$	389,222

A-2